EXECUTION COPY

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
ENGINE SALE AND
PURCHASE AGREEMENT
Dated as of January 27, 2020
between
CONTRAIL AVIATION LEASING, LLC
as Seller
and

ALF V LLC
as Buyer
for

One (1) CFM56-7B22 Engine
Manufacturer’s Serial Number 889727

TABLE OF CONTENTS

		Page
Section 1.	Definitions and Construction	1
1.1	Defined Terms	1
1.2	Construction	3
Section 2.	Sale of Engine	3
2.1	Delivery	3
2.2	Deposit; Purchase Price	3
2.3	Place of Delivery and Delivery	4
2.4	Title and Risk of Loss	4
2.5	Warranties	4
Section 3.	Delivery Conditions	4
3.1	Conditions to Buyer’s Obligations	4
3.2	Conditions to Seller’s Obligations	5
Section 4.	Taxes, Indemnities and Insurance	5
4.1	Sales Taxes	5
4.2	Seller Indemnity	5
4.3	Buyer Indemnity	6
4.4	After Tax Basis	7
4.5	Insurance	7
4.6	Survival	7
Section 5.	Excusable Delay	7
5.1	Excusable Delay	6
Section 6.	Representations and Warranties	7
6.1	Representations and Warranties of Seller	7
6.2	Representations and Warranties of Buyer	9
6.3	Limitation of Warranties and Agreements	10
Section 7.	Miscellaneous	10
7.1	Notices	10
7.2	Assignment	11
7.3	Headings	11
7.4	Brokers’ Commissions	11
7.5	Survival of Representations, Warranties and Indemnities	12
7.6	Governing Law; Jurisdiction	12
7.7	Entire Agreement	12
7.8	Waivers	12
7.9	Unenforceability	13

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TABLE OF CONTENTS
(continued)
Page

7.10	Counterparts; Signatures	13
7.11	Expenses	13
7.12	Confidentiality	13
7.13	No Third-Party Beneficiaries	13
7.14	Limitation of Damages	13
7.15	Cape Town Convention	14

Exhibits and Attachment

Exhibit A	Warranty Bill of Sale
Exhibit B	Insurances
Exhibit C	Technical Acceptance Certificate
Exhibit D	Acceptance Certificate
Exhibit E	QEC Listing

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ENGINE SALE AND PURCHASE AGREEMENT
THIS ENGINE SALE AND PURCHASE AGREEMENT (“Agreement”) is entered into as of January 27, 2020 between CONTRAIL AVIATION LEASING, LLC, a Wisconsin limited liability company (“Seller”) and ALF V LLC, a Delaware limited liability company (“Buyer”).
RECITALS
WHEREAS, Seller is the owner of one (1) used CFM56-7B22 engine bearing manufacturer’s serial number 889727, in QEC configuration as detailed in Exhibit E, including all appliances, parts, accessories and other equipment installed on, or attached thereto, and any loose equipment specific thereto, all records, logs, technical data and manuals in the possession of Seller and one Dedienne model D71STA00005G02 engine stand bearing serial number MCC190345-3-1 (collectively, the“Engine”); and
WHEREAS, subject to the terms and conditions of this Agreement, Seller and Buyer have agreed that Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Engine.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Buyer and Seller hereby agree as follows:
Section 1.Definitions and Construction.
1.1    Defined Terms. The following terms, when capitalized as below, shall have the following meanings when used in this Agreement:
“Acceptance Certificate” means an Acceptance Certificate substantially in the form shown on Exhibit D.
“Business Day” means a day, other than a Saturday or a Sunday, on which banks are open for business in New York, New York and Chicago, Illinois, U.S.A.
“Buyer Guarantee” means the guarantee of all of Buyer's obligations under this Agreement, issued by the Buyer Guarantor in favor of Seller.
“Buyer Guarantor” means Residual Based Finance Corporation, an Illinois corporation.
“Buyer Indemnitee” means Buyer, Buyer Guarantor, any financier for Buyer in relation to the Engine, their respective affiliates and their respective shareholders, partners, members, managers, officers, directors, employees, agents, representatives, successors and assigns.
“Cape Town Treaty” means, collectively, the official English language text of the Convention of International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment each adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa.
“Claims” shall have the meaning given to such term in Section 4.2.

Engine Sale and Purchase Agreement

“Delivery” means, on the Delivery Date, the concurrent occurrence of the events enumerated in Section 2.1.
“Delivery Date” means the date on or before the Final Delivery Date on which the Delivery occurs.
“Delivery Location” shall have the meaning given to such term in Section 2.3.
“Dollars” and the sign “$” means the lawful currency of the United States of America.
“FAA” means the Federal Aviation Administration of the U.S. Department of Transportation.
“Final Delivery Date” means January 31, 2020, unless a later date is agreed to by the parties in writing.
“Government Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multinational organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.
“International Registry” has the meaning ascribed thereto in the Cape Town Treaty.
“Lien” means liens, security interests, mortgages, encumbrances, pledges, charges, leases, rights of first offer, rights of first refusal and any other claims of a similar nature, and any public filing, registration or recordation evidencing or purporting to evidence any of the foregoing.
“Purchase Price” means [ ] Dollars (US $[ ]).
“Sales Taxes” shall have the meaning given to such term in Section 4.1.
“Seller Indemnitees” means Seller, Contrail Aviation Support, LLC, Old National Bank, and each of their respective affiliates, members, managers, officers, directors, employees, agents, representatives, successors and assigns.
“Seller’s Additional Insureds” means Contrail Aviation Support, LLC, Old National Bank, Sapphire Finance I Holding Designated Activity Company, Avolon Aerospace Leasing Limited, Wells Fargo Trust Company, N.A., Wells Fargo Bank, N.A., CIT Aerospace International, Glencar Investments VI Designated Activity Company, Sapphire Aviation I Limited, Sapphire Aviation Finance I (US) LLC, Phoenix American Financial Services and their respective successors and permitted assigns and their respective affiliates, officers, directors, managers, employees, agents, partners and shareholders or members of the ownership structure of the Engine howsoever denominated.

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Engine Sale and Purchase Agreement

“Technical Acceptance Certificate” means a Technical Acceptance Certificate in substantially the form shown on Exhibit C.
“Warranties” means any and all warranties and/or indemnities given by the manufacturer or any other person in relation to the Engine or any part thereof, in each case to the extent subsisting and capable of assignment.
“Warranty Bill of Sale” means a bill of sale in the form of Exhibit A.
1.2    Construction. Any agreement referred to in this Section 1 means such agreement as from time to time modified, supplemented and amended in accordance with its terms. References to sections, exhibits and the like refer to those in or attached to this Agreement unless otherwise specified. “Including” means “including but not limited to” and “herein”, “hereof”, hereunder”, etc. mean in, of, or under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears).
Section 2.    Sale of Engine. Subject to the provisions of this Agreement, Seller agrees to sell the Engine to the Buyer and Buyer agrees to purchase the Engine from the Seller, for the Purchase Price on the Delivery Date in an “as is, where is” condition with all faults.
2.1    Delivery. On the Delivery Date, the concurrent occurrence of each of the following events shall constitute Delivery of the Engine:
(a)    Seller shall deliver, or cause to be delivered, the Engine to Buyer at the Delivery Location;
(b)    Seller shall sell and transfer to Buyer title to the Engine pursuant to the execution and delivery by Seller of the Warranty Bill of Sale, provided Seller has received the Purchase Price.
2.2    Deposit; Purchase Price.
(a)    No deposit is required under this Agreement.
(b)    On or prior to Delivery, and in any event prior to the delivery of the Warranty Bill of Sale, payment of the Purchase Price shall be made in immediately available funds by wire transfer to:

Bank:	Old National Bank 1 Main Street Evansville, IN 47708
ABA No.	[ ]
Beneficiary	Contrail Aviation Leasing, LLC 435 Investment Court Verona, WI 53593
Account No.:	[ ]
SWIFT Code:	[ ]
Ref:	ESN 889727

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Engine Sale and Purchase Agreement

or to such other account as Seller may specify in writing to Buyer on or prior to the date upon which such amount is due and payable.
Upon execution of this Agreement, Seller will remove the Engine from the market and shall cease any negotiations to sell the Engine to any third parties, unless and until this Agreement becomes null and void.
2.3    Place of Delivery and Delivery. Delivery of the Engine shall occur on the Delivery Date at Tucson, Arizona (“Delivery Location”).
2.4    Title and Risk of Loss. Upon the execution and delivery of the Warranty Bill of Sale, title and risk of loss with respect to the Engine shall pass to Buyer.
2.5    Warranties. Seller hereby assigns to the Buyer, as of Delivery, and to the extent assignable, all of the Seller’s right, title and interest in and to the Warranties and agrees that it shall take commercially reasonable steps to effect such assignment.
Section 3.    Delivery Conditions.
3.1    Conditions to Buyer’s Obligations. Buyer’s obligation to buy the Engine shall be subject to the satisfaction of, or waiver by Buyer of, the following conditions:
(a)    Seller shall have tendered delivery of the Engine (including, for the avoidance of doubt, the related records, logs, technical data and manuals) to Buyer at the Delivery Location;
(b)    Receipt by Buyer of the fully executed Warranty Bill of Sale following receipt by Seller of the Purchase Price;
(c)    The Engine shall be in the same condition as its condition as of the date of Buyer’s execution and delivery of the Technical Acceptance Certificate, ordinary wear and tear of storage excepted;
(d)    Each of the representations and warranties of the Seller contained herein shall be true and correct in all material respects as of Delivery (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true in all material respects as of such earlier date);
(e)    Buyer shall have received copies of all historical bills of sale with respect to the Engine back to the manufacturer;
(f)    Buyer shall have received copies of all non-incident/non-accident statements with respect to the Engine covering the entire period from the initial delivery of the Engine from the manufacturer to the first owner or operator thereof to the Delivery Date;
(g)    Buyer shall have received an FAA8130 release certificate from the facility at which the Engine was kept immediately prior to the Delivery;

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Engine Sale and Purchase Agreement

(h)    Buyer shall have received a copy of the maximum performance run parameters post-last flight, which should include the takeoff EGT margin rated at 7B22 power;
(i)    Buyer shall have received FAA and International Registry searches with respect to the Engine and shall otherwise be satisfied that the Engine is free and clear of any Liens; and
(j)    Buyer shall be satisfied that the Delivery of the Engine at the Delivery Location shall not result in the imposition of any Sales Tax.
3.2    Conditions to Seller’s Obligations. Seller’s obligation to sell the Engine shall be subject to the satisfaction or waiver by Seller of the following conditions:
(a)    receipt by Seller of the Purchase Price;
(b)    receipt by Seller of certificates from Buyer’s designated insurance broker evidencing Buyer’s compliance with the insurance provisions of Section 4.5 hereof in a form reasonably satisfactory to Seller;
(c)    receipt by Seller of an executed Technical Acceptance Certificate (at the time of the execution of this Agreement), an executed Acceptance Certificate (at the time of Delivery), and an executed Buyer Guarantee in a form reasonably acceptable to Seller;
(d)    each of the representations and warranties of the Buyer contained herein shall be true and correct in all material respects as of Delivery (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true in all material respects as of such earlier date); and
(e)    Seller shall be satisfied that the Delivery of the Engine at the Delivery Location shall not result in the imposition of any Sales Tax.
Section 4.    Taxes, Indemnities and Insurance.
4.1    Sales Taxes. Buyer and Seller shall cooperate with each other in all reasonable respects to lawfully mitigate or eliminate the imposition of any sales, use, excise, stamp, transfer, value added, gross receipts or any other similar taxes, duties, fees or charges (collectively, “Sales Taxes”) that may be imposed on Seller, Buyer or the Engine by any Government Entity in any jurisdiction as a result of the sale or purchase of the Engine under this Agreement. The Purchase Price does not include the amount of any Sales Taxes that may be imposed by any Government Entity in any jurisdiction as a result of the sale of the Engine under this Agreement. Buyer shall be solely responsible for and promptly pay when due, and will on demand indemnify and hold harmless Seller on a full indemnity, after-tax basis from and against, all Sales Taxes, and all penalties, fines, additions to tax and interest thereon, which may be levied by any Government Entity in the jurisdiction of the Delivery Location as a result of the sale of the Engine at Delivery, excluding any taxes based upon any Seller Indemnitee’s income.
4.2    Seller Indemnity. Seller agrees to indemnify, defend, save and hold harmless each Buyer Indemnitee, in full and on demand from and against any and all Claims (defined infra)

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Engine Sale and Purchase Agreement

which may be asserted by a third party against a Buyer Indemnitee (regardless of when same are suffered or incurred): (a) arising directly or indirectly out of or in any way connected with the purchase, registration, performance, transportation, management, leasing, replacement, removal or redelivery, ownership, possession, control, use, operation or other activity of the Engine by Seller or any operator or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters to the extent attributable to the period prior to Delivery or (b) as a result of the breach by Seller of any of its obligations, representations or warranties hereunder or any documents entered into in connection herewith;
Provided that the indemnities from Seller contained in this Section 4.2 shall not extend to any Claims to the extent that such Claims:
(i)    arise out of any act, omission, event or circumstance occurring in respect of the Engine after Delivery;
(ii)    are caused by the willful misconduct or gross negligence of any of the Buyer Indemnitees; or
(iii)    are the result of a failure by Buyer to comply with any of its obligations under this Agreement or any representation or warranty of Buyer contained in this Agreement not being true and correct.
4.3    Buyer Indemnity. Buyer agrees to indemnify, defend, save and hold harmless each Seller Indemnitee, in full and on demand from and against any and all losses, liabilities, actions, proceedings, penalties, fines, judgments, damages, fees, costs, expenses, claims, obligations, or other liabilities (“Claims”) which may be asserted by a third party against a Seller Indemnitee (regardless of when same are suffered or incurred): (a) arising directly or indirectly out of or in any way connected with the purchase, registration, performance, transportation, management, sale, inspection, testing, delivery, leasing, replacement, removal or redelivery, condition, ownership, maintenance, service, repair, overhaul, improvement, modification or alteration, possession, control, use, operation or other activity of the Engine by Buyer or any operator, or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters to the extent attributable to the period from and after Delivery or (b) as a result of the breach by Buyer of any of its obligations, representations or warranties hereunder or any documents entered into in connection herewith;
Provided that the indemnities from the Buyer contained in this Section 4.3 shall not extend to any Claims to the extent that such Claims:
(i)    arise out of any act, omission, event or circumstance occurring in respect of the Engine before Delivery;
(ii)    are caused by the willful misconduct or gross negligence of any of the Seller Indemnitees; or

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Engine Sale and Purchase Agreement

(iii)    are the result of a failure by Seller to comply with any of its obligations under this Agreement or any representation or warranty of Seller contained in this Agreement not being true and correct.
4.4    After-Tax Basis. Any payment or indemnity made under Section 4.2 or 4.3 shall include any amount necessary to hold the relevant indemnitee harmless on an after-tax basis from all withholding taxes and other taxes, fees and other charges required to be paid with respect to such payment or indemnity under all applicable laws. Each party shall give prompt written notice to the other party of any liability for which it is, or may be, liable under this provision; provided, however, failure to give such notice will not terminate any of the rights of such indemnitee hereunder.
4.5    Insurance. Buyer shall comply with each of the provisions of Exhibit B hereto, which provisions are hereby incorporated by reference as if set forth in full herein.
4.6    Survival. The parties further agree and confirm that their obligations and agreements with respect to insurance and indemnification set forth herein shall survive the execution and delivery of this Agreement and the payment of the Purchase Price for the Engine hereunder.
Section 5.    Excusable Delay.
5.1    Excusable Delay. Neither party hereto shall be responsible for, nor be deemed to be in default or breach of, this Agreement as a result of any delay in Delivery due to injunction against sale or any causes beyond its control and not occasioned by its negligence or willful misconduct, including, but not limited to, acts of God or the public enemy, acts of government, civil wars, insurrection or riots, fires, floods, explosions, earthquakes or other casualties, strikes or labor troubles causing cessation, slowdown or interruption of work. Any party failing to perform its obligations under this Agreement as a result of an event described in this Section 5.1 shall use commercially reasonable efforts perform its obligations hereunder.
Section 6.    Representations and Warranties.
6.1    Representations and Warranties of Seller. Seller hereby makes the following representations at execution and delivery of this Agreement, and at Delivery:
(a)    Organization, Etc. Seller is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to enter into and perform its obligations under this Agreement.
(b)    Authorization. Seller has taken, or caused to be taken, all necessary company or organizational action (including, without limitation, the obtaining of any consent or approval of any of its members or any managers required by its certificate of formation, limited liability company agreement or other charter documents) to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.
(c)    No Violation. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the consummation by Seller on the date

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Engine Sale and Purchase Agreement

hereof and on the Delivery Date of the transactions contemplated hereby, do not and will not (i) violate or contravene any provision of any certificate of formation or other charter documents of Seller, (ii) violate or contravene any law applicable to or binding on Seller, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Seller is a party or by which Seller or any of their respective properties is or may be bound or affected.
(d)    Approvals. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the consummation by Seller on the date hereof and on the Delivery Date of the transactions contemplated hereby, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Seller, or (ii) any Government Entity.
(e)    Valid and Binding Agreement. This Agreement has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by any other party or parties thereto, this Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
(f)    Title. Upon delivery of the Warranty Bill of Sale by Seller to Buyer, Seller shall transfer full good and marketable legal and beneficial title to the Engine to Buyer free and clear of all Liens.
(g)    Litigation. There are no pending or, to the actual knowledge of Seller, threatened actions or proceedings against Seller before any court, administrative agency or tribunal which, if determined adversely to Seller, would adversely affect the ability of Seller to perform any of its obligations under this Agreement.
(h)    Solvency. Seller is solvent and not subject to any bankruptcy proceedings.
(i)    Sanctions. Neither Seller nor any of its affiliates is: (i) a target of U.S., European Union, United Kingdom, or other economic, financial or trade sanctions in force from time to time; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union or United Kingdom persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union or the United Kingdom may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) U.S. Treasury Department’s Office of Foreign Assets Control, (B) the U.S. Department of Commerce, (C) the U.S. Department of State, (D) the European Union or (E) Her Majesty’s Treasury of the United Kingdom; or (iii) owned or controlled by, or an actor on behalf of, any person described in clauses (i) or (ii).

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Engine Sale and Purchase Agreement

6.2    Representations and Warranties of Buyer. Buyer hereby makes the following representations at execution and delivery of this Agreement, and at Delivery:
(a)    Organization, Etc. Buyer is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to enter into and perform its obligations under this Agreement.
(b)    Corporate Authorization. Buyer has taken, or caused to be taken, all necessary company or organizational action (including, without limitation, the obtaining of any consent or approval of any of its members or any managers required by its certificate of formation, limited liability company agreement or other charter documents) to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.
(c)    No Violation. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer on the date hereof and on the Delivery Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the constitutive documents of Buyer, (ii) violate or contravene any law applicable to or binding on Buyer, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Buyer is a party (other than an interest in a general debenture relating to the Buyer’s general financing arrangements with its banking syndicate) or by which Buyer or any of its properties is or may be bound or affected.
(d)    Approvals. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer on the date hereof and on the Delivery Date of the transactions contemplated hereby or thereby for such date, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Buyer, or (ii) any Government Entity.
(e)    Valid and Binding Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement constitutes the legal, valid and binding obligations of Buyer and is or will be enforceable against Buyer in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
(f)    Sanctions. Neither Buyer nor any of its affiliates is: (i) a target of U.S., European Union, United Kingdom, or other economic, financial or trade sanctions in force from time to time; (ii) named, identified or described on any blocked persons list, specially designated nationals list, prohibited persons list, or other official list of restricted persons with whom U.S., European Union or United Kingdom persons, or persons otherwise subject to the jurisdiction of the U.S., the European Union or the United Kingdom may not conduct business, including, but not limited to, restricted party lists published or maintained by (A) U.S. Treasury Department’s

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Engine Sale and Purchase Agreement

Office of Foreign Assets Control, (B) the U.S. Department of Commerce, (C) the U.S. Department of State, (D) the European Union or (E) Her Majesty’s Treasury of the United Kingdom; or (iii) owned or controlled by, or an actor on behalf of, any person described in clauses (i) or (ii).
6.3    Limitation of Warranties and Agreements. THE ENGINE, THE PARTS THEREOF, AND ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER ARE BEING SOLD AND TRANSFERRED TO BUYER AND ACCEPTED BY BUYER HEREUNDER “AS-IS, WHERE-IS,” WITH ALL FAULTS. BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN BUYER AND SELLER THE ENGINE AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED IN AN AS IS, WHERE IS, WITH ALL FAULTS CONDITION AS AT THE DELIVERY DATE, AND, EXCEPT AS TO TITLE WARRANTIES CONTAINED HEREIN AND IN THE WARRANTY BILL OF SALE, NO WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE ENGINE RECORDS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHTS; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.
Section 7.    Miscellaneous.
7.1    Notices. Every notice, request, demand or other communication (collectively, “Notice”) under this Agreement shall:
(a)    be in writing delivered personally or by prepaid courier or other similar services or by electronic mail;
(b)    be deemed to have been received, in the case of an e-mail upon the earlier of (i) confirmation of receipt of such e-mail by the addressee; or (ii) on the fifth day after sending, provided the sender thereof has not received actual notice of failed delivery, and, in the case of a Notice delivered personally or by courier service, when delivered (provided that if delivery is tendered but refused, such Notice shall be deemed effective upon such tender); and

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Engine Sale and Purchase Agreement

(c)    be sent:
to Seller at:
Contrail Aviation Leasing, LLC
435 Investment Court
Verona, WI 53593
E-mail: Steve@contrail.com
Attention: Steve Williamson
with a copy to:
Boardman & Clark LLP
One South Pinckney, Suite 410
Madison, WI 53703
E-mail: fsutherland@boardmanclark.com
Attention: Frank C. Sutherland
to Buyer at:
ALF V LLC
c/o RESIDCO
70 W Madison, Suite 2200
Chicago, IL 60602-4275
Attention: Treasury & Control
Email: treasurycontrol@residco.com
or to such other address or facsimile number as is notified by one party to the other party under this Agreement.
7.2    Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto; provided that the Buyer may assign this Agreement to an affiliate. In the event of such assignment, Buyer and the assignee, jointly and severally, will be responsible to Seller for all obligations and liabilities as the buyer of the Engine to be delivered hereunder, and Seller may enforce its rights accordingly.
7.3    Headings. All headings in this Agreement are for convenience only, and are not a substantive part of this Agreement.
7.4    Brokers’ Commissions.
(a)    Buyer agrees to indemnify each Seller Indemnitee from and against all claims, demands, liabilities, damages, losses and judgments (including reasonable attorneys’ fees, consultants’ fees and court costs) which arise out of Buyer’s actions with respect to agents or brokers.

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(b)    Seller represents that it has not engaged any agent or broker entitled to any compensation as a result of the transactions contemplated by this Agreement. Seller agrees to indemnify each Buyer Indemnitee from and against all claims, demands, liabilities, damages, losses and judgments (including reasonable attorneys’ fees, consultants’ fees and court costs) which arise out of Seller’s actions with respect to agents or brokers.
7.5    Survival of Representations, Warranties and Indemnities. Each of the representations, warranties and indemnities of the parties hereto shall survive the execution and delivery of this Agreement and the Delivery of the Engine.
7.6    Governing Law; Jurisdiction.
(1)      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(a)    The parties agree that the federal courts located in New York, New York (in the Borough of Manhattan) are to have non-exclusive jurisdiction to settle any disputes in connection with this Agreement and the other documents related hereto and irrevocably submit to the jurisdiction of such courts in connection with this Agreement and the other documents related hereto.
(b)    Each party hereto:
(i)    waives objection to such courts on grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement and other documents related hereto; and
(ii)    agrees that (subject to permitted appeals) a judgment or order of such a court in connection with this Agreement or the other documents related hereto is conclusive and binding on it and may be enforced against them in the courts of any other jurisdiction.
7.7    Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the transactions contemplated herein, supersede any prior or contemporaneous agreements, whether oral or in writing, between the parties, and this Agreement shall not in any manner be supplemented, amended or modified except by a writing executed on behalf of the parties by their authorized representatives. This Agreement shall not be interpreted or construed against any party to this Agreement because that party or attorney for that party drafted the Agreement or participated in the drafting of this Agreement, and the parties expressly waive any law, common law or court decision to the contrary.
7.8    Waivers. The waiver of performance of any term of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude either party from thereafter demanding performance thereof according to the provisions hereof.

12

Engine Sale and Purchase Agreement

7.9    Unenforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
7.10    Counterparts; Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same agreement, and which shall be sufficiently evidenced by any one of such original counterparts. A facsimile or PDF copy signature on any counterpart hereto will be deemed an original for all purposes.
7.11    Expenses. Except as otherwise expressly provided herein, each party shall be responsible for and shall pay the costs and expenses incurred by it in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’ fees and expenses and technical, inspection and/or appraisal costs. Seller will, however, be responsible for any FAA counsel or registration fees associated with the transactions contemplated under this Agreement.
7.12    Confidentiality. The parties each acknowledge that the commercial and financial information contained in this Agreement is considered confidential. The parties each agree that it will treat the contents and subject matter of this Agreement as confidential and will not, without the prior written consent of the other, disclose this Agreement or the subject matter hereof to any third party except to their respective affiliates and its and their respective owners, employees, officers, directors, managers, partners, members, professional advisors, potential financing sources, insurance brokers, auditors and or other agents (“Representatives”), or as may be required by applicable law or rule or regulation of any stock exchange or the SEC, or as may be required to enforce the terms of this Agreement. Upon disclosure required by any applicable law, rule or regulation, such disclosing party shall use its commercially reasonable efforts to secure confidential treatment from all recipients of such confidential information and shall cooperate with the efforts of the other party to ensure such treatment; provided that this sentence shall not apply where such disclosure makes the previously confidential information publicly available. Each party shall inform its Representatives that it expects them to comply with the provisions of this Section 7.12 and each party shall be responsible for any breach of the provisions of this Section 7.12 by any of its Representatives.
7.13    No Third Party Beneficiaries. Except as provided in Sections 4 and 7.2 hereof, no third party is intended to benefit from, nor may any third party seek to enforce any of the provisions of, this Agreement.
7.14    Limitation of Damages. No party will in any event be liable to any other party for any indirect, special, consequential or punitive damages arising out of any breach or otherwise in respect of this Agreement or the subject matter hereof, except, for the avoidance of doubt, to the extent the indemnification provisions hereunder require an indemnity in respect of such damages which are recoverable by a person not a party hereto against a Seller Indemnitee or a Buyer Indemnitee, it being understood that this provision shall not limit or expand the scope or content of such indemnification provisions.

13

Engine Sale and Purchase Agreement

7.15    Cape Town Convention. Once legal title to the Engine has duly passed to Buyer pursuant to the Warranty Bill of Sale, Seller, at its cost, will consent to the registration at the International Registry of a contract of sale registration with respect to the Warranty Bill of Sale.
[Signature page follows.]

14

Engine Sale and Purchase Agreement

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

CONTRAIL AVIATION LEASING, LLC, as Seller By: /s/ Joseph G. Kuhn_____________ Name: Joseph G. Kuhn Title: CEO	ALF V LLC as Buyer By: ALF II, Inc., its Manager By: /s/Glenn P. Davis______________ Name: Glenn P. Davis Title: President

F:\DOCS\WD\53544\110\A3682196.DOCX

Engine Sale and Purchase Agreement

EXHIBIT A
WARRANTY BILL OF SALE
___________________, 2020
CONTRAIL AVIATION LEASING, LLC (“Seller”) owns full legal and beneficial title to one (1) used CFM56-7B22 engine bearing manufacturer’s serial number 889727, in QEC configuration as detailed in the Purchase Agreement, including all appliances, parts, accessories and other equipment installed on, or attached thereto, and any loose equipment specific thereto, all records, logs, technical data and manuals in the possession of Seller and one Dedienne model D71STA00005G02 engine stand bearing serial number MCC190345-3-1, all as more particularly described in the Purchase Agreement (the “Engine”).
For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, grants, transfers and delivers to ALF V LLC (“Buyer”), full legal and beneficial title and interest in and to the Engine.
This Warranty Bill of Sale is delivered pursuant to the Engine Sale and Purchase Agreement, dated as of _____________ ___, 2020 (the “Purchase Agreement”), between Seller and Buyer.
The undersigned hereby warrants to Buyer (and Buyer’s successors and assigns) that Seller conveys to Buyer full good and marketable legal and beneficial title to the Engine, free and clear of all Liens (as defined in the Purchase Agreement) and that Seller shall warrant and defend such title against any claims and demands; provided, that the Engine is otherwise conveyed “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND (EXCEPT AS PREVIOUSLY PROVIDED IN THIS PARAGRAPH OR IN SECTION 6.1(f) OF THE PURCHASE AGREEMENT, IN EACH CASE SPECIFIC TO TITLE) WITHOUT REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND, EXPRESS OR IMPLIED, WITH RESPECT THERETO (INCLUDING, WITHOUT LIMITATION, AS TO CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) and is subject to each and every disclaimer contained in the Purchase Agreement.
THIS WARRANTY BILL OF SALE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
[Signature page follows.]

1

Engine Sale and Purchase Agreement

IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be executed in its name as of the date first written above.

CONTRAIL AVIATION LEASING, LLC, as Seller By: _______________________ Name: Joseph G. Kuhn Title: CEO

2

Engine Sale and Purchase Agreement

EXHIBIT B
INSURANCES

Section 1. Insurances. From Delivery and continuously thereafter until two (2) years following Delivery, Buyer will carry or cause to be carried with respect to the Engine comprehensive aviation legal liability insurance including but not limited to aircraft third party, property damage, passenger, baggage, cargo, mail and airline general third party (including products) legal liability insurance including without limitation, war risk and allied perils, (I) in an amount of not less than (a) if the Engine is being operated, Five Hundred Million Dollars ($500,000,000), or (b) when the Engine is removed from service, during such period, Buyer shall in place of the requirements above procure general liability insurance and aviation products liability insurance for no less than Ten Million Dollars ($10,000,000) for any one occurrence and in the aggregate with respect to products liability, (II) of the type usually carried by similar corporations engaged in the same or a similar business, and which covers risks of a kind customarily insured against by such corporations, (III) which is maintained in effect with insurers of recognized reputation and responsibility, and (IV) which names Seller and Seller’s Additional Insureds as additional insureds under the policy or policies comprising this insurance coverage with all such requirements satisfactory to Seller, acting reasonably.

Buyer shall endeavor that this insurance shall contain a waiver of subrogation in favor of Seller Indemnitees.

Section 2. Terms of Insurance Policies. Any policies carried in accordance with Section 1 hereof covering the Engine, and any policies taken out in substitution or replacement for any such policies, (i) name the Seller Indemnitees as additional insureds (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Seller Indemnitee, such lapse, cancellation or change shall not be effective as to any Seller Indemnitee for thirty days (seven days in the case of war risk and allied perils coverage) after written notice by such insurers to Seller of such lapse, cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (iii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were separate policy covering each insured, and (iv) provide that the insurers will waive any right to any setoff.

On or before the Delivery Date for the Engine, the Buyer shall provide to Seller a certificate of insurance evidencing the coverage obtained pursuant to this Exhibit in a form reasonably satisfactory to Seller and shall provide to Seller, upon request, an updated certificate of insurance upon each renewal of the coverage described in this Exhibit B.

Exhibit B Page 1

Engine Sale and Purchase Agreement

EXHIBIT C
FORM OF TECHNICAL ACCEPTANCE CERTIFICATE
As of ____________, 2020, ALF V LLC (“Buyer”), technically accepts one (1) used CFM56-7B22 engine bearing manufacturer’s serial number 889727, in QEC configuration as detailed in the Agreement, including all appliances, parts, accessories, and other equipment installed on, or attached thereto as of the date hereof and all records, logs, technical data and manuals in the possession of Seller and made available to Buyer for inspection and one Dedienne model D71STA00005G02 engine stand bearing serial number MCC190345-3-1 (“Engine”) pursuant to the terms of that certain Engine Sale and Purchase Agreement dated as of _____________ __, 2020 (the “Agreement”) between Buyer and CONTRAIL AVIATION LEASING, LLC (“Seller”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Agreement.
Buyer hereby unconditionally and irrevocably acknowledges and agrees that the Engine and its records are technically acceptable to Buyer without exception as of the date hereof.
Engine Total Flight Hours:
Engine Total Flight Cycles:
Take Off EGT Margin:
Post Delta Turbine Rear Frame Work Borescope Inspection:
FAA 8130 Release Certificate Post Delta Turbine Rear Frame Work issued by AIM, LLC:

ALF V LLC as Buyer By: ALF II, Inc., its Manager By: __________________ Name: Title:

Exhibit C Page 1

Engine Sale and Purchase Agreement

EXHIBIT D
FORM OF ACCEPTANCE CERTIFICATE
As of ____________, 2020, ALF V LLC (“Buyer”), accepts one (1) used CFM56-7B22 engine bearing manufacturer’s serial number 889727, in QEC configuration as detailed in the Agreement, including all appliances, parts, accessories, and other equipment installed on, or attached thereto as of the date hereof and all records, logs, technical data and manuals in the possession of Seller and one Dedienne model D71STA00005G02 engine stand bearing serial number MCC190345-3-1 (“Engine”) pursuant to the terms of that certain Engine Sale and Purchase Agreement dated as of _____________ __, 2020 (the “Agreement”) between Buyer and CONTRAIL AVIATION LEASING, LLC (“Seller”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Agreement.
Buyer hereby unconditionally and irrevocably acknowledges and agrees that the Engine and its records are acceptable to Buyer without exception as of the date hereof.

ALF V LLC, as Buyer By: ALF II, Inc., its Manager By: _____________________ Name: Title:

Exhibit D Page 1

Engine Sale and Purchase Agreement

EXHIBIT E
QEC LISTING
[See attached.]

AIRCRAFT INSPECTION & MANAGEMENT, LLC
2481 W. Poppy Avenue, Tucson, Arizona  85705 - Office (520) 399·6489 Fax (520) 579·8855
FAA CRS # 8AIR305B / EASA 145.6258
.Specializing Worldwide in
CFMS6-3/5/7 Surgical Strike Repair I Modular Maintenance Borescope Inspections LPT & HPC Boroblend Repairs
Top & Bottom Case Repairs Engine Runs Removal & Installation of Engines & APU's
8130 Dual Release Serviceable Tags Equipment Rental Records Review
   AIMFAAMRO COM    FAA & EASA CERTIFIED REPAIR STATION

WORK ORDER #: 19-10-30-01R CUSTOMER: Contrail Aviation Support, LLC. ESN: 889727 CFM56-7 SERIES ENGINE MODEL: CFM56-7822 QEC INVENTORY REPORT DATE: 25-Nov-2019
Description of Component	Typical Part Number(s)	Manual References	Qty	Part No.	Serial No.	Installed? Y/ N
ATA 24 ELECTICAL POWER
INTEGRATED DRIVE GENERATOR ((IDG)	S281A001-101	71-00-02-22-050	1	761574B	2435	Y
QUAD RING	762075	71-00-02-22-080	1	99167-762246	2229	Y
ATA 26 FIRE PROTECTION
FIRE DETECTOR UPPER FAN	S332T100-44	71-00-02-28-005	1	S332T100-44	3419	Y
FIRE DETECTOR LOWER FAN	S332T100-30	71-00-02-28-010	1	Not Visible	Not Visible	Y
FIRE DETECTOR LH CORE	S332T100-43	71-00-02-28-015	1	Not Visible	Not Visible	Y
FIRE DETECTOR RH CORE	S332T100-38	71-00-02-28-020	1	Not Visible	Not Visible	Y
ATA 29 HYDRAULIC SYSTEM
HYDRAULIC PUMP VICKERS	10-62167-3	71-00-02-20-1-015	1	N/A	N/A	N
HYDRAULIC PUMP ABEX	10-62167-2	71-00-02-20-2-015	1	66087	K0866	Y
HYDRAULIC FILTER	10-60555-7	71-00-02-21-005	1	Not Visible	Not Visible	Y
HYDRAULIC PRESSURE HOSE	S332A210-21	71-00-02-21-225	1	155012-12-21	4258	Y
HYDRAULIC SUPPLY HOSE	S332A210-22	71-00-02-21-300	1	155016-20-11	2,571	Y
FITIING QUICK RELEASE	S332A210-20	71-00-02-20-020	1	Not Visible	Not Visible	Y
ATA 30 ICE & RAIN PROTECTION
TAI VALVE	S332A239-2	71-00-02-27-225	1	59364/3215618-4	6413	Y
TAI PRESSURE SWITCH	21SN41-52	71-00-02-27-060	1	Not Visible	Not Visible	Y
TAI DUCT ASSY	332A2390-48	71-00-02-27-100	1	Not Visible	Not Visible	Y
ATA 36 PNEUMATICS
STARTER DUCT ASSY LOWER	332A2313-1	71-00-02-25-100/250	1	332A2313-1	N/A	Y
STARTER DUCT ASSY UPPER	332A2310-4	71-00-02-25-100 I 250	1	332A2310-4	N/A	Y

STARTER ASSY	1851M36P06	80-11-10-01-010	1	1851M36109	A4561C	Y
STARTER VALVE ASSY	S322A002-2	71-00-02-25-175	1	S332A002-2	15576	Y
PRE COOLER CONTROL VALVE	10-62008-33	71-00-02-14-075	1	3289562-5	681C	Y
HIGH STAGE AIR REGULATOR	10-62008-39	71-00-02-14-150	1	10-62008-42	11753	Y
BLEED AIR REGULATOR	10-62008-40	71-00-02-14-250	1	N/V	N/V	Y
DUCT ASSY 5TH STAGE	332A2323-10	71-00-02-16-105	1	332A2322-54	N/A	Y
IP CHECK VALVE 5TH STAGE	10-62008-1	71-00-02-16-250	1	3202222-1	S043	Y
DUCT ASSY 9TH STAGE	332A2321-10	71-00-02-16-200	1	1896M69G01	N/V	Y
HIGH STAGE VALVE	10-62008-32	71-00-02-16-150	1	10-62008-32	11060	Y
DUCT ASSY INTERSECTION MANIFOLD	332A2322-54	71-00-02-16-300	1	N/V	N/V	Y
PRESSURE REGULATING & SHUTOFF VALVE	10-62008-30	71-00-02-18-005	1	10-62008-30	4534	Y
ATA 71 POWERPLANT

FORWARD ENGINE MOUNT ASSY	310A2020-10	71-00-002-02-215	1	310A2020-10	240904	Y
THRUST LINK ASSY LH	310A2041-9	71-00-02-31-005	1	310A2041-9	240905	Y
THRUST LINK ASSY RH	310A2041-10	71-00-02-31-010	1	31OA2041-10	240906	Y
AFT ENGINE MOUNT	310A2030-11	71-00-02-03-005	1	310A2030-25	B2215	Y
IDG AIR/OIL COOLER	JA538551-3 I S332A260-1	71-00-02-23-1-05	1	UA538551-3	31536R	Y
ATA 72 ENGINE

Compressor Inlet Cone	N/R	72-30-00	1	N/V	N/V	Y
ACCESSORY GEARBOX- AGB	340-046-503-0	72-00-00-45-710	1	340-046-602-0	EB077533-A	Y
TRANSFER GEARBOX - TGB	340-050-704-0	72-00-00-45-700	1	335-300-501-9	EB144680-T	Y
STATOR ALTERNATOR	87006-5	72-00-00-35-390	1	87006-9	13455	Y
ROTOR ALTERNATOR	85465-2	72-00-00-35-440	1	NV	N/V	Y
ID RATING PLUG	390-550-003-0	72-00-00-92-020	1	390-660-501-0	F0301	Y
HARNESS J5	390-550-003-0	72-00-00-10-200	1	325-034-902-0	YH218148-B	Y
HARNESS J6 (SAC)	325-026-101-0	72-00-00-10-190	1	325-035-003-0	YH223158-C	Y
HARNESS J7 (SAC)	325-025-701-0	72-00-00-10-240	1	325-025-702-0	YH714699-2	Y
HARNESS J8	325-025-801-0	72-00-00-10-250	1	325-025-803-0	YH230990 -T	Y
HARNESS J9	325-025-201-0	72-00-00-10-020	1	325-043-401-0	YH237151-1	Y
HARNESS J10	325-025-301-0	72-00-00-10-040	1	325-043-501-0	YH240767-6	Y
ATA 73 FUEL & CONTROL

EEC	1853M33P02	72-00-00-15-380A	1	1853M33P06	LMDN5517	Y
FUEL PUMP	828300-4	72-00-00-35-360B	1	340-402-105-0	YA010356-3	Y
FUEL DIFFERENTIAL SWITCH	QA07670ISS1	72-00-00-35-080	1	QA079951SS-3	RC3-8775	Y
SERVO FUEL HEATER	45731-1381	72-00-00-35-180	1	45731-1382	YB003855-H	Y
FUEL FLOW TRANSMITTER	8TJ167GHW1	72-00-00-23-250	1	8TJ167GHM1	GDB3605M	Y

FILTER FUEL NOZZLE	FA00631C	73-11-45-01-10	1	FA00631C	YP932591-3	Y
FUEL NOZZLES	6840023M1	72-41-00-01 -350	20	N/V	N/V	Y
HMU	442124	72-00-00-35-140	1	442355	BECW1620	Y
BURNING STAGING /SELECTION VALVE (SAC)	44E64-8	72-00-02-25-790	1	N/A	N/A	N
FUEL SUPPLY INLET HOSE	S332A280-5	71-00-02-12-010	1	S332A280-5	3081	Y
ATA 74 IGNITION
IGNITER PLUG - UPPER	9044035-1	74-00-00-01-300	1	N/V	N/V	Y
IGNITER PLUG - LOWER	9044035-1	74-00-00-01-300	1	N/V	N/V	Y
IGNITION EXCITER BOX - LOWER	10-631045-2	72-00-00-15-010	1	10-631045-2	UNNE8678	Y
IGNITION EXCITER BOX -UPPER	10631045-2	72-00-00-15-010	1	10-631045-2	UNJL9056	Y
IGNITION LEAD (SAC)	9059110-1	74-00-00-01-320	2	9059110-1	KCM465 I KV4884	Y
ATA 75 AIR
HPT AAC VALVE	3291186-5	75-22-10-01-10	1	3291186-6	GRTG9446	Y
LPT ACC VALVE	C24937001-1	75-23-10-01-10	1	C24937001-1	YR011484-N	Y
TRANSIENT BLEED AIR VALVE	3291390-1	75-21-10-05-10	1	3291390 -1	GRTM9213	Y
VBV ACTUATOR LH	7074-200	75-32-20-01-10	1	340-401-604-0	YU02616-1	Y
VBV ACTUATOR RH	7074-200	75-32-20-01-50	1	340-401-604-0	N/V	Y
VSV ACTUATOR LH	1211313-008	75-32-10-01-10	1	121313-230	RPM-PH502	Y
VSV ACTUATOR RH	1211313-008	75-32-10-01-110	1	1211313-230	NV	Y
ATA 77 INDICATING
N1 SPEED SENSOR	320-862-401-0	77-12-10-01-10	1	320-862-401-0	YJ185078K	Y
N1 VIBRATION TRANSDUCER	6237M117A	77-31-30-01-10	1	N/V	N/V	Y
N2 SPEED SENSOR	320-549-002-0	77-11-1-01-10	1	320-549-004-0	YJ194606-J	Y
T3 SENSOR	8TC19AAN1	77-23-10-01-010	1	8TC19AAN1	GDBY661G	Y
TS SENSOR	TC292-01	77-22-10-01-010	1	TC296-02	YC084231	Y
T12 PROBE	RP235-00	72-00-00-10-150	1	RP235-00	N/V	Y
TEMP CPRSR DISCH SENSOR	8TC19AAN1	77-23-10-01-10	1	8TC19AAN1	GDBY661G	Y
T49.5 PROBE LH UPPER	TC296-02	77-21-10-01-10	1	TC296-02	YC08430-T	Y
T49.5 PROBE LH LOWER	TC296-02	77-21-10-01 -10	1	TC296-02	N/V	Y
T49.5 PROBE RH UPPER	TC296-02	77-21-10-01-10	1	TC296-02	YC084223-4	Y
T49.5 PROBE RH LOWER	TC296-02	77-21-10-01-10	1	TC296-02	YC064304-GR	Y
ATA 78 EXHAUST
Exhaust Plug Assembly	314A2620-1	PPBU 71-00-02-32-05	1	314A2620-5	2075	Y
Exhaust Nozzle Assembly	314U2100-72	PPBU 71-00-02-26-25	1	314A2610-1	2075	Y
ATA 79 OIL
FUEL I OIL HEAT EXCHANGER	45332-8036	79-21-20-01-010	1	47731-1382	YB003855-H	Y
OIL QUANTITY TRANSMITTER	8TJ146CFA1	79-31-00-01-010	1	8TJ146CFA1	YE012321-R	Y
OIL SCAVENGE FILTER	340-400 -302-0	72-00-00-35-050	1	N/V	N/V	Y

LUBRICATION UNIT	340-400-004-0	72-00-00-35-010	1	N/V	N/V	Y
IDG OIL COOLER	45731-1392	72-00-00-23-840	1	45731-1393	YB91955-C	Y
OIL ANTI LEAK VALVE	340-400-203-0	72-23-00-05-520	1	340-400-203-0	YT017269-G	Y
OIL PRESSURE SWITCH	APTE8A20007BARD	79-32-10-01-10	1	APTE8A20007BARD	K-15824	Y
OIL TANK	340-403-802-0	79-11-20-01-010	1	340-403-802-0	YTO11725-L	Y
OIL CLOGGING TRANSMITIER	QA07656ISSP3	79-21-40-01-110	1	N/V	N/V	Y
OIL TEMPERATURE SENSOR	RP238-00	79-31-40-01-10	1	RP235-00	NV	Y

INSPECTOR #1:(SIGN)            STAMP:            DATE:

_________________________________        AIM 5 INSP.            11/25/19

INSPECTOR #2:(SIGN)            STAMP:            DATE:

_________________________________        AIM 26 INSP.            11/25/19

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